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                                    EXHIBIT 5





                                  June 19, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

       Re:     3COM CORPORATION
               REGISTRATION STATEMENT ON FORM S-8 REGISTERING 448,315 SHARES UNDER CERTAIN INDIVIDUAL EMPLOYEE STOCK OPTIONS GRANTED UNDER THE PRIMARY ACCESS CORPORATION RESTATED 1989 STOCK OPTION PLAN AND ASSUMED BY 3COM CORPORATION

Ladies and Gentlemen:

       As legal counsel for 3Com Corporation, a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 448,315 shares of the Common Stock of the Company which may be issued pursuant to the exercise of certain individual stock options granted under the Primary Access Corporation Restated 1989 Stock Option Plan (the "Plan") and assumed by the Company. We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

       We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, and the federal law of the United States. Based on such examination, we are of the opinion that the 448,315 shares of Common Stock which may be issued pursuant to the exercise of options granted under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                                        Respectfully submitted,

                                        /s/ Gray Cary Ware & Freidenrich

                                        GRAY CARY WARE & FREIDENRICH
                                        A Professional Corporation